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                                                             Page 30 of 45 Pages

                                                                       Exhibit 2

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                                     FINAXA



         The names of the Members of the Conseil d'Administration and of the Executive Officers of Finaxa and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of Finaxa at 23, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Finaxa and each individual is a citizen of the Republic of France.

Name, Business Address          Present Principal Occupation
-----------------------         ----------------------------
*  Claude Bebear                Chairman and Chief Executive Officer; Chairman
   AXA                          of the Supervisory Board, AXA
   25, avenue Matignon
   75008 PARIS

*  Henri de Castries            Vice Chairman of the Board,Finaxa; Chairman of
   AXA		  the Management Board, AXA; CEO of AXA; Chairman
   25, avenue Matignon	  of the Board, AXA Financial, Inc.
   75008 PARIS

*  Henri Hottinguer(1)            Chairman of the Board and Chief Executive
   Financiere Hottinguer Paris    Officer of Financiere Hottinguer; Chairman
   43, rue Taitbout               of the Supervisory Board, Credit Suisse
   75009 PARIS                    Hottinguer and Emba NV (Netherlands); Vice
                                  Chairman, Gaspee (Switzerland); Chairman of the Board of Directors, Hottinguer Capital
                                  Corp. (US); Chairman and CEO, Sofibus; SEVP and member of the Board of Directors,
		    Intercom

*  Paul Hottinguer(2)             Chairman of the Board of Directors
   Financiere HOTTINGUER          Financiere Hottinguer (banking)
   39, rue de Chateaudin
   75009 PARIS

*  Henri Lachmann                 Chairman and Chief Executive Officer,
   SCHNEIDER Electric             Schneider Electric (electric equipment)
   43-45, Bld Franklin Roosevelt
   92504 Rueil Malmaison

*  Christian Manset               Chairman, Compagnie Financiere Ottomane
   Compangnie Financiere Ottomane
   7 rue Meryerbeer
   75009 Paris

*  Octave Manset                  Communications Manager, BMW France (auto
   BMW France                     manufacturer)
   75 rue de la Tour
   75016 Paris

*  Michel Francois-Poncet         Vice Chairman of the Board of Directors
   BNP PARIBAS                    BNP-Paribas (Switzerland)
   3, Rue d'Antin                 (banking); Vice Chairman, Pargesa Holding
   75002 PARIS                    (Switzerland)

----------
(1)   Citizen of Switzerland
(2)   Citizen of Switzerland

* Pierre de Waziers               General Manager, Societe Gramond (business
  Societe Gramond                 consulting)
  8 rue Sainte Lucie
  75015  Paris

----------
*    Member, Conseil d'Administration

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